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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              HARISTON CORPORATION
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                (Name of Registrant as Specified in Its Charter)
                              HARISTON CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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DATE:     AUGUST 12, 1998
TO:       SHAREHOLDERS OF HARISTON CORPORATION ("HARISTON")
RE:       SPECIAL MEETING OF THE SHAREHOLDERS, AUGUST 25, 1998

You may have received by now or will shortly receive a proxy circular of a dissident shareholder group represented by Cross Creek Finance Group Ltd. ("Cross Creek").

I STRONGLY URGE YOU TO DISREGARD THIS PROXY SOLICITATION BECAUSE I BELIEVE CROSS CREEK'S SOLE INTENTION IS TO TAKE CONTROL OF HARISTON'S TREASURY TO FURTHER THEIR OWN ENDS AND NOT THOSE OF ALL HARISTON SHAREHOLDERS.

I will be brief:

I. In early 1998 the Kusumoto brothers (the principals of Cross Creek) met with me and requested to be appointed to Hariston's board, at a time when they owned no Hariston shares. I told them then, that if they were aware of suitable investment opportunities for Hariston the Board would be pleased to consider them. They replied that they wanted to get on the Board first in order to obtain a lot of cheap Hariston options before bringing one of their own deals to Hariston's attention. This was a blatant attempt to be on both sides of a potential transaction and was of course dismissed immediately.

     SINCE THAT FIRST MEETING, THE KUSUMOTOS HAVE NOT PRESENTED ONE INVESTMENT PROPOSAL TO HARISTON.
I. Cross Creek claims to own 696,000 common shares of Hariston, representing approximately 5.5% of the issued shares, but, as outlined on page 10 of the Cross Creek proxy circular, all these shares are subject to option agreements which will in all likelihood mean that in March, 1998, Cross Creek will no longer own these shares. Cross Creek has, in effect, "borrowed" these shares simply to get above the 5% threshold so that they can demand a special shareholder meeting.

     CROSS CREEK IS ATTEMPTING TO TAKE CONTROL OF HARISTON WITHOUT MAKING ANY REAL INVESTMENT IN HARISTON WHATSOEVER.
I. In June, 1998 I offered of make an investment of $200,000 in Hariston treasury shares by way of a private placement, at a price of $0.31 per share. When the proposed investment in Gerex was completed, Hariston would have required the funds to sustain working capital.


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     Unfortunately for Hariston, one director voted against the proposal and, since I was required to abstain from voting, the resolution did not pass.

     UNLIKE CROSS CREEK, THE CURRENT BOARD MEMBERS ARE PREPARED TO INVEST AT-RISK FUNDS IN HARISTON.
I. Hariston does not intend to waste a large amount of your funds to wage a full proxy battle with the Kusumoto brothers. However, should Cross Creek be successful, you can rely on them to use Hariston's treasury to pay for their own expenses.

     THE EXCITING OPPORTUNITY TO INVEST IN GEREX WILL NOT BE AVAILABLE TO HARISTON IF CROSS CREEK IS SUCCESSFUL IN ITS EFFORTS.

We would be grateful for your continued support and urge you to complete and return your proxy in favour of the resolutions proposed in the Management Circular dated July 3, 1998 and NOT TO SIGN THE BLUE PROXY PROVIDED TO YOU BY CROSS CREEK.
IF YOU HAVE ALREADY SIGNED THE BLUE PROXY PROVIDED TO YOU BY CROSS CREEK, YOU CAN REVOKE IT BY SUBMITTING THE PROXY INCLUDED WITH THE MANAGEMENT CIRCULAR, BEARING A LATER DATE THAN THE DATE ON THE BLUE PROXY, IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE MANAGEMENT CIRCULAR.

       THE PROXY WITH THE MOST RECENT DATE WILL BE COUNTED AT THE MEETING

If you have any questions in connection with your proxy, or require a new copy of the proxy included with the Management Circular, please call Darren Latoski at (604) 685-8514.

Yours truly,

HARISTON COPORATION

(signed) "James P. Angus"

James P. Angus

Chairman
Encl. / August 12, 1998 Press Release


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                                  NEWS RELEASE

                             DATE:  AUGUST 12, 1998

Contact:  Darren Latoski

          Chief Financial Officer
          (604) 685-8514
                              HARISTON CORPORATION

                    OTC BULLETIN BOARD TRADING SYMBOL: HRSNF
Vancouver - Hariston Corporation announced today that it has not met the intended closing date of August 4th for its previously announced investment in Gerex Pharmaceuticals Inc. ("Gerex") owing to procedural delays common in transactions of this nature, together with absences occasioned by vacations.

Furthermore, the actions of a dissident shareholder group in soliciting proxies to vote against Management's proposed slate of directors at the August 25th Special Meeting of Shareholders has created an environment of uncertainty amongst the parties. Consequently, the majority of your incumbent directors are convinced that a transaction with Gerex cannot be consummated until the outcome of the August 25th meeting is known.

Gerex is the exclusive licensee of US and European patents issued to the University of British Columbia ("UBC") for the use of non-steroidal anti-inflarnmatory drugs (NSAIDS), as well as dapsone and other sulfones, for the treatment of dementia, most notably Alzheimer disease.

Alzheimer disease has no cure, and few effective treatments. It provides the largest under-served pharmaceutical market in the developed world. The development of an effective treatment for the disease would be a major medical breakthrough. Gerex's approach is entirely novel with respect to Alzheimer's. It is based on research and clinical trials, conducted by Gerex's principals, which demonstrate that an auto-destructive process similar to inflammation occurs in the basis of Alzheimer patients. Suppression of this process with anti-inflammatory agents is the basis of Gerex's therapy.

The principals of Gerex are Drs. Patrick and Edith McGeer, both of whom are Professor Emeritii in the Faculty of Medicine at UBC and world-renowned neuroscientists specializing in Alzheimer research.


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The majority of your directors strongly support the proposed investment in Gerex and believe that it has a strong potential for providing significant shareholder returns. Recent developments indicate that Gerex could reach commencement of Stage III clinical trials in about twelve months from closing of the transaction with Hariston. Shareholders are strongly encouraged to complete their proxies in favour of Management's proposals and return the proxies to the Montreal Trust Company, 510 Burrard Street, Vancouver, B.C., V6C 3B9, not later than 5:00 PM (Vancouver time), August 24, 1998.